EXHIBIT 10.14

SIGMATRON INTERNATIONAL, INC.

2011 EMPLOYEE STOCK OPTION PLAN

1.      Purpose, Effective Date and Duration.

(a)    Purpose.  The purpose of this Plan is to enable the Company and any of its subsidiaries (within the meaning of Section 424(f) of the Code) to attract and retain as employees people of initiative and ability, and to provide additional incentives to employees.

(b)    Effective Date.  The Plan shall become effective on September 16, 2011. However, no Option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Shares present at, or represented and entitled to vote at, a stockholders meeting duly held in accordance with the applicable laws of the state of Delaware, and any awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation and Paragraph 6, Options may be granted at any time after the Effective Date and before termination of the Plan.

(c)    Duration.  Unless terminated earlier, the Plan shall continue in effect until all Shares available for issuance under the Plan have been issued. The Board of Directors may suspend or terminate the Plan at any time except with respect to Options then outstanding under the Plan. Termination shall not affect any outstanding Options.

2.      Definitions.  Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any Option Agreements, entered into pursuant to this Plan:

(a)    “1934 Act” means of the Securities Exchange Act of 1934.

(b)    “Board of Directors” means the board of directors of the Company.

(c)    “Code” means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of the Plan’s adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

(d)    “Committee” means the committee appointed by the Board of Directors to administer the Plan in accordance with Paragraph 4.

(e)    “Company” means SigmaTron International, Inc., a Delaware corporation and its successor(s).

(f)    “Corporate Transaction” means the occurrence of any of the following events:

(i)     any consolidation, merger, plan of exchange, or transaction involving the Company (“Merger”) in which the Company is not the continuing or surviving corporation or pursuant to which the Shares would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of the Shares immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation after the Merger, or

(ii)    any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company, or

(iii)    a “person” within the meaning of Section 13(d) of the 1934 Act (other than the Company) becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, in one or more transactions, of shares of common stock of the Company representing 50% or more of the total number of votes that may be cast by all stockholders of the Company voting as a single class, or the first day on which shares of the Company’s common stock are purchased pursuant to a tender offer or exchange offer.

(g)    “Covered Employee” means a covered employee as defined in Treasury Regulation Section 1.162-27(c)(2).

(h)    “Disability” means a permanent and total disability described in Sections 22(e)(3) and 422(c)(6) of the Code.

(i)    “Effective Date” means September 16, 2011, the date of the adoption of the Plan by the Board of Directors of the Company.

(j)    “Fair Market Value” means the closing price of the Shares as reported in the Nasdaq listing in The Wall Street Journal, or such other reported value of the Shares as shall be specified by the Committee, on the day preceding the relevant date, or if such day is not a trading day, then on the immediately preceding trading day.

(k)    “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee.

(l)    “For Cause” means any termination of an Optionee’s employment with the Company due to (i) conviction of a felony; (ii) Optionee’s refusal, after at least 30 days advance written notice from the Board of Directors, to carry out a direct order of the Board of Directors (other than an order to relocate Optionee more than 25 miles from his place of employment); or (iii) a finding by the Board of Directors that Optionee has defrauded the Company or any affiliate of the Company.

(m)    “Insider” means an officer or a director of the Company or any other person whose transactions in Shares are subject to Section 16 of the 1934 Act.

(n)    “ISO” or “Incentive Stock Option” means an option which qualifies as an “incentive stock option” as defined under Section 422 of the Code.

(o)    “NSO” or “Non-statutory Stock Option” means any Option granted under this Plan whether designated by the Committee as a “non qualified stock option,” a “non statutory stock option” or otherwise, other than an Option designated by the Committee as an ISO. The term “NSO” also includes any Option designated by the Committee as an ISO but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

(p)    “Option” means a right to purchase Shares, subject to adjustments as provided herein, pursuant to the terms and conditions of the Plan. Reference to “Option” in the Plan means all vested and non-vested Options unless otherwise specifically stated.

(q)    “Optionee” means an individual that has been granted an Option by the Company.

(r)    “Option Agreement” means the agreement described in Subparagraph 6(a) that sets forth the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(s)    “Option Price” means with respect to each Option grant, and subject to the terms of the Plan, the price at which the Option may be exercised as determined by the Committee which shall not be less than the Fair Market Value of the Shares as of the date of grant.

(t)    “Permitted Transferee” means a Family Member, any person sharing the Optionee’s household (other than as a tenant or employee), or a trust or other entity in which Family Members and the Optionee have more than fifty percent (50%) of the beneficial or voting interests.

(u)    “Plan” means the SigmaTron International, Inc. 2011 Employee Stock Option Plan.

(v)    “Shares” means shares of the Company’s $0.01 par value common stock.

3.      Shares Subject to the Plan.  Subject to adjustment as provided below and in Paragraph 7, the total number of Shares that may be issued under the Plan shall not exceed one hundred fifty thousand (150,000) Shares. All such Shares may be issued as ISO’s or NSO’s. If an Option granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such Option shall again be available under the Plan.

4.      Administration.  The Plan shall be administered by the Committee. The Committee shall be appointed by the Board of Directors, shall be not less than two members and shall be comprised solely of Non-employee Directors, as defined by Rule 16b-3(b)(3)(i) of 1934 Act, or any successor definition adopted by the Securities and Exchange Commission, and who shall each also qualify as an Outside Director for purposes of Section 162(m) of the Code and as an Independent Director under rules promulgated by Nasdaq. The Committee shall determine and designate from time to time the employees to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards, except that only the Board of Directors may amend, suspend or terminate the Plan as provided in Paragraphs 1 and 12. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction by the Committee of the provisions of the Plan, any Option granted under the Plan and any related agreement shall be final except as otherwise determined by the Board of Directors. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

5.      Eligibility.  Awards may be made only to employees, including employees who are officers or directors, of the Company or a subsidiary thereof; provided, however, no member of the Committee shall be eligible for selection as a person to whom awards may be made. With respect to ISO’s only, an individual who has been on leave of absence for greater than 90 days shall not be considered an employee unless re-employment is guaranteed by law or contract. The Committee shall select the employees to whom awards shall be made. The Committee shall specify the action taken with respect to each employee to whom an award is made under the Plan. At the discretion of the Committee, an employee may be given an election to surrender an award in exchange for the grant of a new award. The number of Shares subject to Options granted in a fiscal year to each Covered Employee shall not exceed 100,000 Shares for any fiscal year in which such person serves as an Covered Employee.

6.      Option Grant.

(a)    Grant.  The Committee has the authority and discretion to grant Options under the Plan. With respect to each Option grant, and subject to the terms of the Plan, the Committee shall determine the number of Shares subject to the Option, the Option Price, the period of the Option, and the time or times at which the Option may be exercised. Options shall be evidenced by written Option Agreements, the form of which shall be approved by the Committee, which shall, among other things (i) designate the Option as either an ISO or NSO; (ii) specify the number of Shares covered by the Option; (iii) specify the Option Price for the Shares subject to the Option; (iv) specify the Option period determined in accordance with this Paragraph 6; (v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and (vi) contain such other terms and conditions consistent with the Plan, including without limitation, conditioning the grant upon the receipt of an agreement by the Optionee not to compete with the Company, as the Committee may, in its discretion, prescribe. In addition, the Committee may provide for any further restrictions or provisions in the Option which it deems appropriate. Subject to the conditions of, and within the limitations prescribed in, Paragraph 12, the Committee may cancel, modify, extend or renew outstanding Options, provided, however, that no such action shall reduce the Option Price to an amount less than the Fair Market Value of Shares subject to the Option on the date of grant and provided further that no such action shall cause any feature for the deferral of compensation as such term is defined under Treas. Reg. Sec. 1.409A-1(b)(5)(i)(A)(3) to be added to an Option or cause an Option or the Plan to be subject to Section 409A of the Code. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan. All Options shall meet the requirements of this Paragraph 6, provided, however, that only ISO’s are subject to Subparagraphs 6(b) and 6(f)(i) and only NSO’s are subject to Subparagraphs 6(d) and 6(f)(ii).

(b)    Incentive Stock Options.  ISOs shall be subject to the following terms and conditions (references in this Subparagraph 6(b) to “employee” shall not include advisors or consultants; only common law employees may receive ISOs):

(i)    ISOs may be granted under the Plan to an employee who owns (or is deemed to own pursuant to Section 424(d) of the Code) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries only if the Option Price is at least 110 percent of the Fair Market Value of the Shares subject to the Option on the date the Option is granted and the Option by its terms is not exercisable after the expiration of five (5) years from the date it is granted.

(ii)    Subject to Subparagraphs 6(b)(i) and 6(c), ISOs granted under the Plan shall continue in effect for the period fixed by the Committee, except than no ISO shall be exercisable after the expiration of ten (10) years from the date it is granted.

(iii)    The Option Price per Share shall be determined by the Committee at the time of grant. Subject to Subparagraph 6(b)(i), the Option Price shall not be less than 100 percent of the Fair Market Value of the Shares subject to the ISO on the date the Option is granted.

(iv)    No ISO shall be granted on or after the tenth anniversary of the Effective Date of the Plan.

(v)    No ISO shall provide any person with a right to purchase Shares to the extent that such right first becomes exercisable during a prescribed calendar year and the sum of (A) the Fair Market Value (determined as of the date of grant) of the Shares subject to such ISO which first become available for purchase during such calendar year plus (B) the Fair Market Value (determined as of the date of grant) of all Shares subject to ISOs previously granted to such person under all plans of the Company first become available for purchase during such calendar year exceeds $100,000. If the Code is amended to provide for a different limitation from that set forth in this Subparagraph, such different limitation shall be deemed incorporated herein effective as of the effective date of such amendment and with respect to such Options as required or permitted by such amendment to the Code.

(vi)    Without written notice to the Committee, an Optionee may not dispose of Shares acquired pursuant to the exercise of an ISO until after the later of (A) the second anniversary of the date on which the ISO was granted, or (B) the first anniversary of the date on which the Shares were acquired. An Optionee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any disposition of Shares acquired pursuant to the exercise of an ISO, including any federal, state or local withholding taxes.

(vii)    Should Section 422 of the Code be amended during the term of the Plan, the Committee may modify the Plan consistently with such amendment.

(viii)    An ISO granted under this Plan is not transferable by the Optionee except by will or the laws of descent and distribution and, during the lifetime of the Optionee, an ISO is exercisable only by the Optionee.

(c)    Exercise of Options.  Except as provided in Subparagraph 6(f), no Option granted under the Plan to an employee may be exercised unless at the time of such exercise the Optionee is employed by the Company and shall have been so employed continuously since the date such Option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for this purpose. Except as provided in this Subparagraph and Subparagraphs 6(f), 7 and 8, Options granted under the Plan may be exercised from time to time over the period stated in each Option in such amounts and at such times as shall be prescribed by the Committee, provided that Options shall not be exercised for fractional shares, and the election to exercise an Option shall be made in accordance with applicable federal and state laws and regulations. Unless otherwise determined by the Committee, if the Optionee does not exercise an Option in any one year with respect to the full number of Shares to which the Optionee is entitled in that year, the Optionee’s rights shall be cumulative and the Optionee may purchase those Shares in any subsequent year during the term of the Option. No Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

(d)    Transferability.  The Committee shall retain the authority and discretion to permit an NSO to be transferable as long as such transfers are made only to a Permitted Transferee; provided that (i) such transfer is a bona fide gift and accordingly, the Optionee receives no value for the transfer, as provided in the instructions to SEC Form S-8, (ii) that the NSOs transferred continue to be subject to the same terms and conditions that were applicable to the NSOs immediately prior to the transfer, and (iii) that the NSOs may not be otherwise or subsequently sold, pledged, assigned or transferred in any manner except by will or the laws of descent or distribution or pursuant to a domestic relations order. In the event of the Optionee’s death, the NSO may be exercised only by a person who acquired the right to exercise it by reason of the death of the Optionee. Neither the Optionee, any Permitted Transferee, nor any person who acquires the right to exercise the NSO by reason of the death of the Optionee will be deemed to be a holder of any Shares subject to the NSO unless and until certificates for those Shares are issued to such person. A Permitted Transferee may not subsequently transfer an NSO. The designation of a beneficiary shall not constitute a transfer.

(e)    Vesting.  Options granted under the Plan shall vest according to such schedule as the Committee may prescribe at the time of grant, which may include full and immediate vesting.

(f)    Termination of Employment or Death.

(i)    With respect to ISOs:

(A)    If the employment of an employee is terminated for any reason other than Disability or death, any then outstanding Options held by such employee to the extent vested at termination of employment shall be exercisable, in accordance with the provisions of the Option agreement, by such employee at any time prior to the expiration date of such Option or within three (3) months after the date of termination of employment, whichever is the shorter period.

(B)    Unless the Committee determines otherwise, if the employee’s employment is terminated because of a Disability, any then outstanding Options held by such employee to the extent vested at termination of employment shall be exercisable, in accordance with the provisions of the Option Agreement, by such employee at any time prior to the expiration date of such Option or within one year after the date of termination of employment, whichever is the shorter period.

(C)    If the employee dies while employed by the Company, any then outstanding Options held by such employee to the extent vested on the date of death shall be exercisable, in accordance with the provisions of the Option Agreement, by the duly appointed representative of the employee’s estate at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period.

(D)    If a termination under Subparagraph 6(f)(i)(B) or (C) occurs, any unvested portion of the Option held by the employee shall become vested, provided that the aggregate value of Shares with respect to which any ISO first becomes exercisable in the calendar year of the termination of employment does not exceed $100,000. If the value of Shares which become fully vested under an ISO exceed $100,000, such excess shall be treated as stock subject to an NSO. For purposes of the $100,000 limitation, the Fair Market Value of the Shares on the date the ISO was granted shall be used in determining the value of the Shares. If the Code is amended to provide for a limitation different from the one set forth in this Paragraph, such different limitation shall be deemed incorporated herein effective as of the effective date of such amendment and with respect to such Options as required or permitted by such amendment to the Code.

(ii)    With respect to NSOs:

(A)    If the employment of an Optionee is terminated For Cause, then the unvested portion of any then outstanding Options held by such Optionee shall be immediately canceled and the unexercised vested portion of any then outstanding Options held by such Optionee shall be exercisable (to the extent then exercisable in accordance with the provisions of the Option Agreement), by the Optionee or Permitted Transferee at any time prior to the expiration date or within three months after the date of termination of employment, whichever is the shorter period.

(B)    If the employment of an Optionee is terminated by the Company, but such termination is not For Cause, then the unvested portion of any then outstanding Options held by such Optionee shall be immediately canceled and the vested portion of any then outstanding Options held by such Optionee shall continue in effect after the Optionee’s termination of employment under the terms of the Option Agreement. This Subparagraph shall also apply to an Optionee who voluntarily terminates employment with the Company.

(C)    If the employment of Optionee is terminated because of the death or Disability, then the unvested portion of any then outstanding Options held by such Optionee shall be immediately vested and the unexercised vested portion of any then outstanding Options held by such Optionee at the time of death or Disability shall be exercisable in full (including the portion which, but for this provision, would not be exercisable), by the Optionee, the Permitted Transferee or if the Optionee is deceased, by the person or persons entitled to do so under the will of the Optionee, or if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the legal representative of the Optionee, at any time prior to the expiration date of such Option.

(iii)    For all Options issued hereunder, to the extent that the Option of any deceased Optionee or any Optionee whose employment terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such Option shall cease and terminate.

(g)    Purchase of Shares.  Unless the Committee determines otherwise, Shares may be acquired pursuant to an Option granted under the Plan only upon receipt by the Company of notice in writing from the Optionee of the Optionee’s intention to exercise, specifying the number of Options the Optionee desires to exercise and the date on which the Optionee desires to complete the transaction, and such other documentation as may be required by the Company. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an Option, the Optionee must have paid the Company the full purchase price of such Shares in cash or by check, or, with the consent of the Committee, in whole or in part, by a cashless exercise as described below. The Optionee may tender Shares only if the Optionee has not acquired any Shares (including the Shares being tendered), other than in an acquisition exempt from Section 16(b) of the 1934 Act and rules and regulations promulgated thereunder, for a period of at least six months prior to the tender. The value of the Shares provided in payment of the Option Price shall be deemed to be the Fair Market Value of the Shares on the date of exercise of the Option. No Shares shall be issued until full payment therefor has been made. No Shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until the Shares are qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto, and such Shares are listed on each securities exchange on which Shares may then be listed. If the Company is required to withhold on account of any present or future tax imposed as a result of an exercise, the Committee shall have the sole discretion to determine whether such withholding shall be satisfied by a cash payment from Optionee or by withholding Shares having a Fair Market Value equal to the amount of the required withholding. (The value of shares shall be determined using the Fair Market Value of the Shares on the date the amount of withholding is determined.) However, no such withholding of Shares shall occur until the Company has been subject to the requirements of Section 13(a) of the 1934 Act for at least one year prior to the exercise of the Option, and the Company regularly releases its quarterly and annual summary statements of sales and earnings for publication. An exercise may, if permitted under applicable law, include a cashless exercise if the Options are tendered to a securities broker selected by an Optionee, and pursuant to an arrangement between the Optionee and such broker, the Options are exchanged for the number of Shares the Fair Market Value of which is equal to the aggregate difference between the Option Price and the Fair Market Value of the Options so tendered.

7.      Changes in Capital Structure.  If any change is made in the Shares subject to the Plan or subject to the Options granted under the Plan (through reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares or dividend payable in Shares or otherwise), adjustments as it deems appropriate shall be made by the Committee in the number and kind of Shares available for awards under the Plan, provided that this Paragraph 7 shall not apply with respect to transactions referred to in Paragraph 8. In addition, the Committee shall make such adjustments as it deems appropriate in the number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable and/or the Option price, to the end that the Optionee’s proportionate interest is maintained as before the occurrence of such event. The Committee may also require that any securities issued in respect of or in exchange for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. Any such adjustments shall be made in such a manner so as to avoid application of Code Section 409A to any affected Option(s) or the Plan.

8.      Special Acceleration in Certain Events.

(a)    Notwithstanding any other provisions of the Plan, upon the occurrence of a Corporate Transaction, all Options shall vest and become fully exercisable as to all of the Shares subject to the Options as of the date thirty (30) days prior to the date of the Corporate Transaction. The exercise or vesting of any Option and any Shares acquired upon the exercise thereof that was permissible solely by reason of this Paragraph 8 shall be conditioned upon the consummation of the Corporate Transaction. Any Options that are not exercised as of the date of the Corporate Transaction shall terminate and cease to be outstanding effective as of the date of the Corporate Transaction.

(b)    Other than upon the occurrence of a Corporate Transaction, the Committee shall have the authority at any time or from time to time to accelerate the vesting of any individual Option and to permit any Option not theretofore exercisable to become immediately exercisable.

(c)    Accelerated vesting under this Paragraph shall be limited to the maximum number of additional Shares such that the acquisition or disposition of such Shares which vest in connection with a Corporate Transaction shall not result in an excess parachute payment to an Optionee (as defined in Section 280G of the Code), unless the Committee authorizes accelerated vesting in excess of such maximum amount. The Company may collect from an Optionee any additional income or excise taxes which the Company may incur as a result of such authorization or a violation of this provision

9.      Corporate Mergers, Acquisitions, Etc.  The Committee may also grant Options under the Plan having terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing Options, issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

10.    Administration with Respect to Insiders.  With respect to the participation of Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the 1934 Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

11.    Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board of Directors or officers or employees of the Company, any director, officer or employee of the Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s own expense to handle and defend same.

12.    Amendment or Termination of Plan.  The Board of Directors at any time, and from time to time, may amend or terminate the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason, provided, however, that no such amendment shall reduce the Option Price to an amount less than the Fair Market Value of Shares subject to the Option on the date of grant. Except as provided in Paragraphs 6(f), 7 and 8, however, no change in an award already granted shall be made without the written consent of the holder of such award (unless such termination or amendment is required to enable an Option designated as an ISO to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule), and no amendment or termination shall be made which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the 1934 Act, Sections 162(m) or 422 of the Code or any other regulatory requirements. Notwithstanding the immediately foregoing, no amendment of the Plan which increases the aggregate number of Shares available under the Plan except to reflect events described in Paragraph 7 hereof, changes the class of employees eligible to participate in the Plan, extends the term of the Plan, or reduces the minimum permissible exercise price of an Option under the Plan that is approved by the Board of Directors shall be effective unless, within 12 months of the date of adoption of such amendment, the amendment is approved by the stockholders of the Company.

13.    Approvals.  The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange or trading system on which the Company’s shares may then be listed or admitted for trading, in connection with grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Options or Shares under the Plan if such issuance or delivery would violate applicable state or federal securities law, or any other state or federal law or regulation.

14.    Employment Rights.  Nothing in the Plan or any award pursuant to the Plan shall confer upon any employee any right to be continued in the employment of the Company or shall interfere in any way with the right of the Company to terminate an employee’s employment at any time, for any reason, with or without cause, or to increase or decrease an employee’s compensation or benefits or to alter the terms of employment.

15.    Rights as a Stockholder.  The recipient of any award under the Plan shall have no rights as a stockholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

16.    Governing Law.  All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the state of Illinois except to the extent that Illinois laws are preempted by any federal statute, regulation, judgment or court order, including but not limited to, the Code.

17.    Miscellaneous.

(a)    Nothing contained in the Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(b)    The Committee shall condition any grant of any Option under the Plan upon the recipient’s execution and delivery to the Company of an agreement not to compete with the Company during the recipient’s employment with the Company and for such period thereafter as shall be determined by the Committee. Such covenant against competition shall be in a form satisfactory to the Committee.

(c)    If any Option under this Plan is considered deferred compensation, as such term is defined under Section 409A of the Code (“Deferred Compensation”), the Committee reserves the right to unilaterally amend the Plan or an Option Agreement to the extent the Committee determines that such amendment is necessary to comply with Section 409A of the Code or to qualify for an exemption from Section 409A of the Code. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or an Option Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Section 409A of the Code, including, by way of example and not limitation, discretion authority, the exercise of which would constitute an acceleration of payment or the change in the form or timing of payment of Deferred Compensation.

IN WITNESS WHEREOF, this Plan is executed this ______day of ___________, 2011, to be effective as of the Effective Date.

SIGMATRON INTERNATIONAL, INC., a Delaware corporation

BY:
Gary R. Fairhead, President and CEO

Appendix A

Optionee	Number of Options